                                                                    Exhibit 23.5

PRESTON
   PUBLISHING
      COMPANY

September 21, 2007

WSP Holdings Limited
No. 38 Zhujiang Road
Xinqu, Wuxi
Jiangsu Province
People's Republic of China

RE: Preston Publishing Company

We understand that WSP Holdings Limited plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange
Commission. We hereby consent to the filing of this letter as an exhibit to the
Registration Statement, and to the use therein under the headings "Prospectus summary," "Special note regarding forward-looking statements," "Management's discussion and analysis of financial condition and results of operation,"
"Industry" and "Business" of our name and specific market data from our publication "Survey of the Seamless OCTG Market."

PRESTON PUBLISHING COMPANY

/s/ Joerg Bongers
------------------------------
Joerg Bongers
Vice President

               1500 MARINA BAY DRIVE, SUITE 3380, KEMAH, TX 77562
                      PHONE: 281-334-7110 FAX: 281-334-7120